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EXHIBIT 16.0

JAMES E. SCHEIFLEY & ASSOCIATES, P.C.
Certified Public Accountants
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March 11, 1999

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Re: MAS Acquisition VI Corp.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated March 9, 1999 and

(2) We agree with the response.

Sincerely,

/s/ James E. Scheifley & Associates, P.C.
James E. Scheifley & Associates, P.C.



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7436 Settlers Drive          Phone (303)697-2356 FAX (303) 697-3045
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